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                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the 1994 Stock Plan (Form S-8 No. 333-39863), the Supplemental Option Plan (Form S-8 No. 333-09569), the 1997 Supplemental Plan (Form S-8 No. 333-23901), and the Registration Statement, including Amendment No. 1 thereto (Form S-3 No. 333-24097) and in the related prospectus of Geoworks Corporation of our report dated April 21, 1999, with respect to the consolidated financial statements of Geoworks included in the Annual Report on Form 10-K for the year ended March 31, 1999.



                                        /s/ Ernst & Young LLP
                                        ---------------------------------------
                                            Ernst & Young LLP


San Francisco, California
June 28, 1999












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